                                                                     EXHIBIT 3.2

                                   BY-LAWS
                                      OF

                              THE GSI GROUP, INC.

                           (A DELAWARE CORPORATION)


                                    ADOPTED

                                OCTOBER 1, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                Page
                                                                ----
1.   OFFICES                                                      1

2.   STOCKHOLDERS                                                 1
     2.1.  ANNUAL MEETING                                         1
     2.2.  SPECIAL MEETINGS                                       1
     2.3.  PLACE OF MEETING                                       1
     2.4.  NOTICE OF MEETING                                      1
     2.5.  MEETING OF ALL STOCKHOLDERS                            2
     2.6.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE     2
     2.7.  VOTING LISTS                                           2
     2.8.  QUORUM                                                 2
     2.9.  PROXIES                                                3
     2.10. VOTING OF SHARES                                       3
     2.11. VOTING OF SHARES BY CERTAIN HOLDERS                    3
     2.12. INFORMAL ACTION BY STOCKHOLDERS                        4
     2.13. VOTING BY BALLOT                                       4

3.   DIRECTORS                                                    4
     3.1.  GENERAL POWERS                                         4
     3.2.  NUMBER, TENURE AND QUALIFICATION                       4
     3.3.  REGULAR MEETINGS                                       4
     3.4.  SPECIAL MEETINGS                                       4
     3.5.  NOTICE                                                 4
     3.6.  QUORUM                                                 5
     3.7.  MANNER OF ACTING                                       5
     3.8.  VACANCIES                                              5
     3.9.  REMOVAL OF DIRECTORS                                   5
     3.10. COMPENSATION                                           5
     3.11. PRESUMPTION OF ASSENT                                  5
     3.12. INFORMAL ACTION BY BOARD OF DIRECTORS                  6
     3.13. PARTICIPATION BY CONFERENCE TELEPHONE                  6
     3.14. COMMITTEES                                             6
     3.15. DIRECTORS' PERSONAL LIABILITY                          6

4.   OFFICERS                                                     7
     4.1.  NUMBER                                                 7
     4.2.  ELECTION AND TERMS OF OFFICE                           7
     4.3.  REMOVAL                                                7
     4.4.  VACANCIES                                              7
     4.5.  THE PRESIDENT                                          8

     4.6.  THE VICE PRESIDENTS                                    8
     4.7.  THE TREASURER                                          8
     4.8.  THE SECRETARY                                          9
     4.9.  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES         9
     4.10. SALARIES                                               9

5.   INDEMNIFICATION OF OFFICERS AND DIRECTORS                    9
     5.1.  ACTIONS AGAINST A PERSON                               9
     5.2.  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION         10
     5.3.  INDEMNIFICATION IN EVENT OF SUCCESSFUL DEFENSE        10
     5.4.  BOARD OF DIRECTORS' APPROVAL                          10
     5.5.  ADVANCE INDEMNITY PAYMENTS                            11
     5.6.  NON-EXCLUSIVITY                                       11
     5.7.  INDEMNITY INSURANCE                                   11
     5.8.  CONSOLIDATION                                         11
     5.9.  CONTRACTS, LOANS, CHECKS AND DEPOSITS                 12
     5.10. CONTRACTS                                             12
     5.11. LOANS                                                 12
     5.12. CHECKS, DRAFTS, ETC.                                  12
     5.13. DEPOSITS                                              12

6.   CERTIFICATES FOR SHARES AND THEIR TRANSFER                  12
     6.1.  CERTIFICATES FOR SHARES                               12
     6.2.  TRANSFER OF SHARES                                    13

7.   FISCAL YEAR                                                 13

     8.    DIVIDENDS                                             13

     9.    SEAL                                                  13

     10.   WAIVER OF NOTICE                                      14

     11.   AMENDMENTS TO THE BY-LAWS                             14

                          THE GSI GROUP, INC. BY-LAWS

                                    ARTICLE
                                       1
                                    OFFICES
                                    -------

     The principal office of the Corporation shall be in the State of Illinois, in the City of Assumption, County of Christian. The Corporation may have such other offices, either within or without the State of Illinois, as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the General Corporation Law of Delaware to be maintained in the State of Delaware shall be 1013 Centre Road, Wilmington, DE 19805. The name of the registered agent of the Corporation in Delaware shall be Corporation Service Company.

                                    ARTICLE
                                       2
                                 STOCKHOLDERS
                                 ------------

     2.1. ANNUAL MEETING.  The annual meeting of the stockholders shall be held
          --------------
not less than thirty (30) days after delivery of the Corporation's annual report, but within six (6) months after the end of each fiscal year, said date to be fixed by the Board of Directors, at such hour as shall be designated in the notice of the meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a weekend or a legal holiday, such meeting shall be held on the next succeeding business day.

     2.2. SPECIAL MEETINGS.  Special meetings of the stockholders may be called
          ----------------
by the Chief Executive Officer, by the Board of Directors, or by the holders of not less than one-tenth of all the outstanding shares of the Corporation.

     2.3. PLACE OF MEETING.  The Board of Directors may designate any place,
          ----------------
either within or without the State of Delaware, as the place of meeting for any annual stockholder meeting or for any special stockholder meeting called by the Board of Directors. A waiver of notice signed by all stockholders may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting.

     2.4. NOTICE OF MEETING.  Written or printed notice stating the place, day
          -----------------
and hour of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

                          THE GSI GROUP, INC. BY-LAWS

     2.5. MEETING OF ALL STOCKHOLDERS.  If all of the stockholders shall meet at
          ---------------------------
any time and place, either within or without the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     2.6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  For the purpose
          --------------------------------------------------
of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation, at least twenty days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, for a meeting of stockholders, not less than ten days, or in the case of a merger or consolidation, not less than twenty days, immediately preceding such meeting.
If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

     2.7. VOTING LISTS.  The officer or agent having charge of the transfer
          ------------
books for shares of the Corporation shall make at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meetings of stockholders.

     2.8. QUORUM.  Subject to any provision of the Delaware General Corporate
          ------
Law in respect of the vote that shall be required for a specified action, a majority of the outstanding shares of voting common stock of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, that if less than a majority of the outstanding voting shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice; provided further that if any provision of the Delaware General Corporation Law shall specify the vote required for a specified action, the number of shares of voting common stock of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If a quorum is

                          THE GSI GROUP, INC. BY-LAWS

present, the affirmative vote of the majority of the voting shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number is required by the Delaware General Corporation Law or the Amended and Restated Certificate of Incorporation.

     2.9.   PROXIES.  At all meetings of stockholders, a stockholder may vote by
            -------
proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meetings. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     2.10.  VOTING OF SHARES.  Subject to the provisions of Section 2.12 of
            ----------------
these By-Laws, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of stockholders.

     2.11.  VOTING OF SHARES BY CERTAIN HOLDERS.  Shares standing in the name of
            -----------------------------------
another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred, unless otherwise provided by such parties.

     Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     2.12.  INFORMAL ACTION BY STOCKHOLDERS.  Any action required to be taken at
            -------------------------------
any annual or special meeting of the stockholders, or any other action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without

                          THE GSI GROUP, INC. BY-LAWS

a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     2.13.  VOTING BY BALLOT.  Voting on any question or in any election may be
            ----------------
viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                                    ARTICLE
                                       3
                                   DIRECTORS
                                   ---------

     3.1.  GENERAL POWERS.  The business and affairs of the Corporation shall be
           --------------
managed by or under the direction of its Board of Directors.

     3.2.  NUMBER, TENURE AND QUALIFICATION.  The number of directors of the
           --------------------------------
Corporation shall be four (4). Each director shall hold office until the next annual meeting of stockholders or until his successor shall have been duly elected and qualified. Directors need not be residents of Delaware or stockholders of the Corporation.

     3.3.  REGULAR MEETINGS.  A regular meeting of the Board of Directors shall
           ----------------
be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     3.4.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be
           ----------------
called by or at the request of the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     3.5.  NOTICE.  Notice of any special meeting shall be given at least five
           ------
days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.6.  QUORUM.  A majority of the number of directors fixed by these By-Laws
           ------
shall constitute a quorum for the transaction of business at any meeting of the Board of Directors,

                          THE GSI GROUP, INC. BY-LAWS

provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     3.7.  MANNER OF ACTING. The act of the majority of the directors present at
           ----------------
a meeting at which a quorum is present shall be the act of the Board of Directors; provided that, in the event that any matter to be voted on by the Board shall be equally divided, the deadlock shall be resolved by the director serving as the Chief Executive Officer.

     3.8.  VACANCIES.  Any vacancy occurring in the Board of Directors and any
           ---------
directorship to be filled by reason of an increase in the number of directors may be filled by the unanimous vote of the stockholders at a special meeting called for such purpose. Any director elected to such vacancy shall hold office until the next annual meeting of stockholders.

     3.9.  REMOVAL OF DIRECTORS.  Any director or the entire Board of Directors
           --------------------
of this corporation may be removed with or without cause at any annual or special meeting of stockholders by the holders of a majority of the shares then entitled to vote at an election of directors.

     3.10. COMPENSATION.  The Board of Directors, by the affirmative vote of a
           ------------
majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. In the event the Internal Revenue Service shall deem any compensation (including any fringe benefit) paid to a director to be unreasonable or excessive, such director must repay to the Corporation the excess over what is determined by the Internal Revenue Service to be reasonable compensation, with interest on such excess at the rate of nine percent (9%) per annum, within ninety days after notice from the Corporation.

     3.11. PRESUMPTION OF ASSENT.  A director of the Corporation who is present
           ---------------------
at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.12. INFORMAL ACTION BY BOARD OF DIRECTORS. Any action required or
           -------------------------------------
permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee consent thereto in writing and all such writings are filed with the minutes of proceedings of the Board or committee.

     3.13. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of
           -------------------------------------
Directors or of any committee designated by the Board of Directors may participate in a meeting

                          THE GSI GROUP, INC. BY-LAWS

of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     3.14. COMMITTEES. The Board of Directors may, by resolution passed by a
           ----------
majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation by the Board of Directors, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the Board of Directors, By-Laws or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a Certificate of Ownership and Merger.

     3.15. DIRECTORS' PERSONAL LIABILITY.  As provided in the Corporation's
           -----------------------------
Certificate of Incorporation, no director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor the repeal of this provision in the Corporation's Certificate of Incorporation, nor the adoption of any provision to the Certificate of Incorporation inconsistent with this provision, shall eliminate or reduce the effect of this provision in respect of any matter occurring, or any cause of action, suit or claim that, but for this provision, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to authorize the further elimination of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability for breach of fiduciary duty shall be limited to the furthest extent permitted by an amended Delaware General Corporation Law. Any repeal or modification of this Article 3 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the

                          THE GSI GROUP, INC. BY-LAWS

personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE
                                       4
                                   OFFICERS
                                   --------

     4.1.  NUMBER.  The officers of the Corporation shall be a Chairman of the
           ------
Board, a Chief Executive Officer, a President, a Treasurer, and a Secretary, and such Vice Presidents (the number thereof to be determined by the Board of Directors), Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     4.2.  ELECTION AND TERMS OF OFFICE.  The officers of the Corporation shall
           ----------------------------
be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

     4.3.  REMOVAL.  Any officer or agent elected or appointed by the Board of
           -------
Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4.4.  VACANCIES.  A vacancy in any office because of death, resignation,
           ---------
removal, disqualification or otherwise, or because of the creation of an office, may be filled by the Board of Directors for the unexpired portion of the term.

     4.5.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside at
           ---------------------
all meetings of the stockholders and of the Board of Directors.

     4.6.  THE CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall be
           ---------------------------
the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He may sign, with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

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     4.7.  THE PRESIDENT.  In the absence of the Chief Executive Officer or in
           -------------
the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

     4.8.  THE VICE PRESIDENTS.  In the absence of the President or in the event
           -------------------
of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

     4.9.  THE TREASURER. If required by the Board of Directors, the Treasurer
           -------------
shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article 6 of these By-Laws; (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

     4.10. THE SECRETARY.  The Secretary shall:  (a) keep the minutes of the
           -------------
stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chief Executive Officer, or the President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

     4.11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant
           ----------------------------------------------
Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the Chief Executive Officer or the President certificates for shares of the Corporation,

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the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer or the Board of Directors.

     4.12. SALARIES. The salaries of the officers shall be fixed from time to
           --------
time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. In the event that the Internal Revenue Service shall deem any compensation (including any fringe benefit) paid to an officer to be unreasonable or excessive, such officer must repay to the Corporation the excess over what is determined by the Internal Revenue Service to be reasonable compensation, with interest on such excess at the rate of nine percent (9%) per annum, within 90 days after notice from the Corporation.

                                    ARTICLE
                                       5
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS
                   -----------------------------------------

     5.1.  ACTIONS AGAINST A PERSON. The Corporation shall indemnify any person
           ------------------------
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     5.2.  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.  The Corporation shall
           ---------------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to

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which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     5.3.  INDEMNIFICATION IN EVENT OF SUCCESSFUL DEFENSE.  To the extent that a
           ----------------------------------------------
director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1 and 5.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     5.4.  BOARD OF DIRECTORS' APPROVAL. Any indemnification under Sections 5.1
           ----------------------------
and 5.2 of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.1 and 5.2 hereof. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     5.5.  ADVANCE INDEMNITY PAYMENTS. Expenses incurred in defending a civil or
           --------------------------
criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     5.6.  NON-EXCLUSIVITY. The indemnification and advancement of expenses
           ---------------
provided by or granted pursuant to, Article NINTH of the Corporation's Certificate of Incorporation, the Delaware General Corporation Law and this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     5.7.  INDEMNITY INSURANCE. The Corporation may purchase and maintain
           -------------------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability under the provisions of this Article.

     5.8.  CONSOLIDATION.  For the purposes of this Article, references to "the
           -------------
Corporation" include, in addition to the resulting corporation, any constituent corporation

                          THE GSI GROUP, INC. BY-LAWS

(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     For the purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                    ARTICLE
                                       6
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     6.1.  CONTRACTS. The Board of Directors may authorize any officer or
           ---------
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     6.2.  LOANS. No loans shall be contracted on behalf of the Corporation and
           -----
no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     6.3.  CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the
           --------------------
payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by (i) the Chief Executive Officer, or the Executive Vice President or (ii) such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                          THE GSI GROUP, INC. BY-LAWS

     6.4.  DEPOSITS. All funds of the Corporation not otherwise employed shall
           --------
be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                    ARTICLE
                                       7
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

     7.1.  CERTIFICATES FOR SHARES.  Certificates representing shares of the
           -----------------------
Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     7.2.  TRANSFER OF SHARES. Transfers of shares of the Corporation shall be
           ------------------
made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                                    ARTICLE
                                       8
                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                                    ARTICLE
                                       9
                                   DIVIDENDS
                                   ---------

     The Board of Directors may from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

                          THE GSI GROUP, INC. BY-LAWS

                                    ARTICLE
                                      10
                                     SEAL
                                     ----

     The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words, "Corporate Seal, Delaware."

                                    ARTICLE
                                      11
                               WAIVER OF NOTICE
                               ----------------

     Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the Delaware General Corporation law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE
                                      12
                           AMENDMENTS TO THE BY-LAWS
                           -------------------------

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the Corporation by a vote of all of the directors, subject to the power of the stockholders to alter or repeal By-Laws made by the Board of Directors.